EXHIBIT 26.9
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

       Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                          ------------------------

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                                   13-5266470
                                                              (I.R.S. employer
                                                             identification no.)

399 Park Avenue, New York, New York                                  10043
(Address of principal executive office)                            (Zip Code)

                           -----------------------

                          THE CIT GROUP HOLDINGS, INC.
              (Exact name of obligor as specified in its charter)

     Delaware                                      13-2994534
(State or other jurisdiction of                    (I.R.S. employer
incorporation or organization)                     identification no)

1211 Avenue of the Americas
New York, New York                                 10036
(Address of principal executive offices)           (Zip Code)

                           -------------------------

                                Debt Securities
                      (Title of the indenture securities)


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Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                     Address
          ----                                     -------
          Comptroller of the Currency              Washington,D.C.
          Federal Reserve Bank of New York         New York, NY
          Federal Deposit Insurance Corporation    Washington,D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

     Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

     Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

     Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

     Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

     Exhibit 5 - Not applicable.

     Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

     Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1993 - attached)

     Exhibit 8 - Not applicable.

     Exhibit 9 - Not applicable.

                               ------------------


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 15th day of March, 1994.



                                               CITIBANK, N.A.


                                               By  /s/ CAROL NG
                                               ------------------
                                                       Carol Ng
                                                       Assistant Vice President

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                Citibank, N. A.

 of New York in the State of New York, at the close of business on December 31, 1993 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS

                                                                       Thousands
                                                                      of dollars
                                                                     -----------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin.....          $   5,863,000
  Interest-bearing balances..............................              7,137,000
Securities...............................................             11,442,000
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the bank
  and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds sold.....................................              1,467,000
  Securities purchased under agreements to resell........              1,261,000
Loans and lease financing receivables:
  Loans and leases, net of
    unearned income............... $115,952,000
  LESS: Allowance for loan
    and lease losses..............    3,471,000
                                   ------------
  Loans and leases, net of unearned income and allowance..           112,481,000
Assets held in trading accounts...........................            15,529,000
Premises and fixed assets (including capitalized leases)..             3,041,000
Other real estate owned...................................             3,371,000
Investments in unconsolidated subsidiaries and
  associated companies....................................               983,000
Customers' liability to this bank
  on acceptances outstanding..............................             1,512,000
Intangible assets.........................................                29,000
Other assets..............................................            11,866,000
                                                                     -----------
TOTAL ASSETS..............................................          $175,712,000
                                                                    ============


                                  LIABILITIES

Deposits:
  In domestic offices ...................................           $ 34,236,000
    Noninterest-bearing...................... $11,921,000
    Interest-bearing.........................  22,315,000
                                              -----------
  In foreign offices, Edge and Agreement subsidiaries,
   and IBFs..............................................             94,076,000
    Noninterest-bearing......................   6,515,000
    Interest-bearing.........................  87,561,000
                                             ------------
Federal funds  purchased and securities
  sold under  agreements to repurchase in
  domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased................................              4,113,000
  Securities sold under agreements to repurchase.........              1,190,000
Other borrowed money.....................................             12,053,000
Mortgage indebtedness and obligations
 under capitalized leases................................                285,000
Bank's liability on acceptances executed
 and outstanding.........................................              1,530,000
Notes and debentures subordinated to deposits............              4,700,000
Other liabilities........................................             12,462,000
                                                                    ------------
TOTAL LIABILITIES........................................           $164,645,000
                                                                    ------------

                                 EQUITY CAPITAL
Common stock.............................................           $    751,000
Surplus..................................................              5,912,000
Undivided profits and capital reserves...................              5,066,000
Cumulative foreign currency translation adjustments......              (662,000)
                                                                    ------------
TOTAL EQUITY CAPITAL.....................................           $ 11,067,000
                                                                    ------------
TOTAL LIABILITIES AND EQUITY CAPITAL.....................           $175,712,000
                                                                    ============

   I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                ROGER W. TRUPIN

   We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance the instructions and is true and correct.

CHRISTOPHER J. STEFFEN
PEI-YUAN CHIA                 Directors
PAUL J. COLLINS